Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Ralliant Corporation 2025 Stock Incentive Plan and the Ralliant Executive Deferred Incentive Plan of our report dated March 7, 2025, with respect to the balance sheet of Ralliant Corporation included in its Registration Statement (Form 10), as amended, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Seattle, Washington

June 27, 2025